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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of Talecris Biotherapeutics Holdings Corp. of our report dated July 24, 2007 relating to the financial statements of Bayer Plasma Products Business Group (Predecessor), which appears in such Amendment No. 5 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 5 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
July 23, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM